Exhibit 4.5-A
                              CERTIFICATE OF TRUST
                                       OF
                         GEORGIA POWER CAPITAL TRUST IV


         THIS CERTIFICATE OF TRUST of Georgia Power Capital Trust IV (the "Trust"), dated May 27, 1997, is being duly executed and filed by the undersigned, as trustee of the Trust, to form a business trust under the Delaware Business Trust Act (12 Del. C. Section 3801, et seq.).

         1. Name. The name of the business trust being formed hereby is Georgia Power Capital Trust IV.

         2. Delaware Trustee. The name and business address of the trustee of the Trust with a principal place of business in the State of Delaware are Chase Manhattan Bank Delaware, 1201 Market Street, Wilmington, Delaware 19801.

         3. Effective Date. This Certificate of Trust shall be effective as of its filing.

         IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has executed this Certificate of Trust as of the date first above written.


                                                CHASE MANHATTAN BANK DELAWARE,
                                                as Delaware Trustee


                                                By:
                                                Name:    John J. Cashin
                                                Title:   Vice President